Exhibit 99.3

SELECTED UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet and statement of operations and related notes are presented for informational purposes only to show the pro forma effects of the acquisition of The Original Soupman, Inc. (“OSM”).  The pro forma combined statements of operations for the year ended August 31, 2010 and for the three months ended November 30, 2010 are presented to show income from continuing operations as if the OSM acquisition occurred as of the beginning of each of the periods.  The pro forma combined balance sheet as of November 30, 2010 is presented to show the financial position as if the OSM acquisition occurred as of November 30, 2010.

The pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements.  The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of OSM occurred on the dates referenced above and should not be viewed as indicative of operations in future periods.  The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with notes thereto and other financial statements included elsewhere in this Form 8-K as well as the Registrant’s historical financial statements contained in its Annual Report on Form 10-K for the year ended August 31, 2010 and its Quarterly on Form 10-Q for the three months ended November 30, 2010.

Passport Arts, Inc, and The Original Soupman, Inc. and Subsidiaries
Pro Forma Combined Balance Sheet (Unaudited)
As of November 30, 2010

				Pro forma
	PPOR	OSM	Adjustments	Combined
Assets
Current Assets
Cash and cash equilivants	$348	$895,646		$895,994
Accounts receivable, net of allowance of $92,721		397,012		397,012
Current portion note receivable		31,200		31,200
Prepaid expenses and other current assets		49,785		49,785
Total current assets	348	1,373,643	-	1,373,991

Property, plant and equipment, net	-	33,178		33,178
Note receivable	-	163,800		163,800
Due from Soup kitchen International, Inc.	-	873,029		873,029
Due from franchisees	-	356,955		356,955
Security deposits	-	4,800		4,800
Intangible assets, net	-	298,884		298,884

Total assets	$348	$3,104,289	$-	$3,104,637

Liabilities and stockholders' equity
(deficit)
Current liabilities
Accounts payable	$35,032	$327,353		$362,385
Accrued liabilities	-	437,904		437,904
Related party loan	71,666	-		71,666
Current portion of long-term debt	-	2,307,573		2,307,573
Notes payable	-	37,500		37,500
Deferred franchisee fee income	-	118,750		118,750
Total current liabilities	106,698	3,229,080	-	3,335,778

Long-term debt	-	1,362,649		1,362,649
Convertible notes payable	-	4,415,500		4,415,500
Total liabilities	106,698	9,007,229	-	9,113,927

Shareholders equity (deficit)
Common stock	3,894	2,125		6,019
Additional paid in capital	11,131	-		11,131
Additional paid in capita;	(121,375)	(5,905,065)		(6,026,440)
Total Shareholders equity (deficit)	(106,350)	(5,902,940)		(6,009,290)

Total liabilities and shareholders equity	$348	$3,104,289	$-	$3,104,637

See notes to unaudited pro forma combined financial statements

Passport Arts, Inc. and The Original Soupman, Inc. and Subsidiaries and
Soup Kitchen International, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
Passport Arts, Inc. For The Year Ended August 31, 2010
The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc. For
The Year Ended June 30, 2010

	Y/E 8/31/2010	Y/E 6/30/2010			Pro Forma
	PPOR	OSM	Adjustments		Combined
Revenues
Soup sales	$-	$1,370,355	$-		$1,370,355
Art sales	10,141	-			10,141
Franchise fee income	-	35,900			35,900
Franchise royalty income	-	158,979			158,979
Total revenues	10,141	1,565,234	-		1,575,375

Cost of goods sold
Cost of goods sold	4,766	1,058,795			1,063,561
Total cost of goods sold	4,766	1,058,795	-		1,063,561

Gross profit	5,375	506,439	-		511,814

Operating expenses
Sales and marketing	-	184,452			184,452
Royalties expense	-	225,000			225,000
Payroll expenses and benefits	-	645,916			645,916
Depreciation and amortization	-	77,500			77,500
Other general and administrative	76,321	516,741			593,062
Total operating expenses	76,321	1,649,609	-		1,725,930

Net loss from 0perations	(70,946)	(1,143,170)	-		(1,214,116)

Other income (expense)
Interest income	-	1,570			1,570
Interest expense	-	(359,680)			(359,680)
Gain (loss) on disposal of fixed assets	212	(66,843)			(66,631)
Total other income (expense)	212	(424,953)	-		(424,741)

Net loss	$(70,734)	$(1,568,123)	$-		$(1,638,857)

Net loss per share	$(0.02)	N/A	-		$(0.12)

Weighted average shares outstanding	3,893,600	N/A	10,319,228	(a)	14,212,828

See notes to unaudited pro forma combined financial statements

Passport Arts, Inc. and The Original Soupman, Inc. and Subsidiaries
Pro Forma Combined Statement of Operations (Unaudited)
Passport Arts, Inc. For The Three Months Ended November 30, 2010
The Original Soupman, Inc. and Subsidiaries For The Three Months Ended September 30, 2010

	Three Mths	Three Mths
	11/30/2010	9/30/2010			Pro Forma
	PPOR	OSM	Adjustments		Combined
Revenues
Soup sales	$-	$346,418			$346,418
Royalty income	-	33,675			33,675
Total revenues	-	380,093	-		380,093

Cost of goods sold
Cost of goods sold	-	254,343			254,343
Total cost of goods sold	-	254,343	-		254,343

Gross profit	-	125,750	-		125,750

Operating expenses
Sales and marketing	-	140,740			140,740
Royalties expense	-	56,250			56,250
Payroll expenses and benefits	-	194,437			194,437
Depreciation and amortization	-	74,411			74,411
Other General and administrative	14,317	3,476			17,793
Total operating expenses	14,317	469,314	-		483,631

Net loss from operations	(14,317)	(343,564)	-		(357,881)

Other income (expense)
Interest expense	-	(124,157)			(124,157)
Total other income (expense)	-	(124,157)	-		(124,157)

Net loss	$(14,317)	$(467,721)	$-		$(482,038)

Net loss per share	$-	N/A	-		$(0.03)

Weighted average shares outstanding	3,893,600	N/A	10,319,228	(a)	14,212,828

See notes to unaudited pro forma combined financial statements

PASSPORT ARTS, INC.
NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

1.	Basis of Presentation

The acquisition of OSM is described elsewhere in this current report on Form 8-K.  The unaudited pro forma combined balance sheet as of November 30, 2010 is based on the financial statements as of November 30, 2010 and the adjustments and assumptions described below.  The unaudited pro forma combined statements of operations for the year ended August 31, 2010 are based on the financial statements of PPOR for the year ended August 31, 2010 and the financial statements of OSM for the Year ended June 30, 2010 and the adjustments and assumptions described below.  The unaudited pro forma combined statement of operations for the three months ended November 30, 2010 are based on the financial statements of PPOR for the three months ended November 30, 2010 and the financial statements of OSM for the three months ended September 30, 2010 and the adjustments and assumptions described below.

2.	Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

(a)  Record the additional shares outstanding as a result of recording the acquisition of OSM by PPOR.